BYLAWS

OF

WILLSCOT CORPORATION

November 14, 2019

Article 1

Stockholders

1.1 Place of Meetings. Meetings of stockholders of WillScot Corporation, a Delaware corporation (the “Corporation”), shall be held at the place, either within or without the State of Delaware, as may be designated by the Board of Directors of the Corporation (the “Board of Directors”) from time to time or by the Board of Directors or other person calling a special meeting; provided, that the Board of Directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the Delaware General Corporation Law (the “DGCL”).

1.2 Annual Meetings. Annual meetings of stockholders shall be held at such date and time as fixed by the Board of Directors for the purpose of electing directors and transacting any other business as may properly come before such meetings.

1.3 Special Meetings. Except as otherwise required by law, special meetings of stockholders for any purpose or purposes may be called at any time only by the Board of Directors, the Chairman of the Board of Directors or the Chief Executive Officer of the Corporation, to be held at such date and time as shall be designated in the notice or waiver of notice thereof. Only business within the purposes described in the Corporation’s notice of meeting required by Section 1.4 may be conducted at the special meetings. The ability of the stockholders to call a special meeting is specifically denied.

1.4 Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given that shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the Corporation’s Certificate of Incorporation (as the same may be amended or restated from time to time, the “Certificate of Incorporation”) or these Bylaws, the written notice of any meeting shall be given no fewer than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting.

1.5 Postponement; Adjournments. The Board of Directors, acting by resolution, may postpone and reschedule any previously scheduled annual meeting or special meeting of stockholders. Any annual meeting or special meeting may be adjourned from time to time, whether or not there is a quorum: (a) at any time, upon a resolution by stockholders, if the votes cast in favor of such resolution by the holders of shares of each voting group entitled to vote on any matter theretofore properly brought before the meeting exceed the number of votes cast against such resolution by the holders of shares of each such voting group; or (b) at any time prior to the transaction of any business at such meeting, by the Chairman of the Board of Directors or pursuant to a resolution of the Board of Directors. If the adjournment is for more than 30 days, or if after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At any adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

1.6 Quorum. Except as otherwise provided by law , the Certificate of Incorporation or these Bylaws, at each meeting of stockholders, the presence in person or by proxy of the holders of shares of stock having a majority of the votes that could be cast by the holders of all outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum, and the stockholders present at any duly convened meeting may continue to do business until adjournment notwithstanding any withdrawal from the meeting of holders of shares counted in determining the existence of a quorum. In the absence of a quorum, the stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided in Section 1.5 of these Bylaws until a quorum shall attend. Shares of its own stock belonging to the Corporation or any direct or indirect subsidiary of the Corporation shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

1.7 Organization. Meetings of stockholders shall be presided over by the Chairman of the Board of Directors, if any, or in his or her absence by the Vice Chairman of the Board of the Directors, if any, or in his or her absence by the Chief Executive Officer, or in his or her absence by a chairman designated by the Board of Directors, or in the absence of such designation, by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

1.8 Voting; Proxies.

(a) Generally. Unless otherwise required by law or provided in the Certificate of Incorporation, each stockholder shall be entitled to one vote, in person or by proxy, for each share of capital stock held by such stockholder.

(b) Voting Matters Other than Elections of Directors. Unless otherwise required by law, the Certificate of Incorporation, or these Bylaws, any matter, other than the election of directors, brought before any meeting of stockholders shall be decided by the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the matter. In the case of a matter submitted for a vote of the stockholders as to which a stockholder approval requirement is applicable under the stockholder approval policy of the Nasdaq Stock Market or any other exchange or quotation system on which the capital stock of the Corporation is quoted or traded, the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any provision of the Internal Revenue Code of 1986, as amended (the “Code”), in each case for which no higher voting requirement is specified by the DGCL, the Certificate of Incorporation or these Bylaws, the vote required for approval shall be the requisite vote specified in such stockholder approval policy, Rule 16b-3 or Code provision, as the case may be (or the highest such requirement if more than one is applicable).

(c) Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Such authorization may be in a writing executed by the stockholder or his or her authorized officer, director, employee, or agent. To the extent permitted by law, a stockholder may authorize another person or persons to act for him or her as proxy by transmitting or authorizing the transmission of an electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization, or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that the electronic transmission either sets forth or is submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder. A copy, facsimile transmission, or other reliable reproduction of the proxy authorized by this Section 1.8(c) may be substituted for or used in lieu of the original writing or electronic transmission for any and all purposes for which the original writing or electronic transmission could be used, provided that such copy, facsimile transmission, or other reproduction shall be a complete reproduction of the entire original writing or electronic transmission. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary a revocation of the proxy or a new proxy bearing a later date.

1.9 Fixing of Record Dates.

(a) Generally. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix or provide for the manner of fixing, in advance, a record date for stockholders entitled to receive notice of the meeting of stockholders or any other action, which shall not be more than 60 nor fewer than 10 days before the date of such meeting or other action. If the Board of Directors so fixes a date for the determination of stockholders entitled to receive notice of a meeting of stockholders, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (2) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote.

(b) Consent Record Dates. In order that the Corporation may determine the stockholders entitled to express consent to corporate action in writing without a meeting, the Board of Directors may fix a record date to determine the stockholders entitled to express consent to corporate action in writing without a meeting (the “Consent Record Date”). The Consent Record Date shall not precede the date upon which the resolution fixing the Consent Record Date is adopted by the Board of Directors, and such date shall not be more than 10 days after the date upon which the resolution fixing the Consent Record Date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders express consent to corporate action in writing without a meeting shall, by sending written notice to the Secretary of the Corporation by hand or by certified registered mail, return receipt requested, request the

Board of Directors to fix a Consent Record Date. The Board of Directors shall promptly, but in all events within 10 days after the date on which such a request is received, adopt a resolution fixing the Consent Record Date and shall make a public announcement of such Consent Record Date. If no Consent Record Date has been fixed by the Board of Directors within 10 days after the date on which such a request is received by the Secretary, then the Consent Record Date shall be the 10th day after the first date on which a valid written request to set a Consent Record Date is received by the Secretary. To be valid, such written request shall comply with each of the following:

(1) Such written request shall be signed by one or more stockholders of record and by the beneficial owners or owners, if any, on whose behalf the stockholder or stockholders are acting, shall bear the date of signature of each such stockholder and any such beneficial owner and shall set forth:

(A) the name and address, as they appear on this Corporation’s books, of each such stockholder and any such beneficial owner who seeks to have the stockholders express consent to corporate action in writing without a meeting;

(B) the “Share Information” relating to each such stockholder and beneficial owner. For purposes of these Bylaws, “Share Information” shall include: (i) the class or series and number of shares of the Corporation that are owned, directly or indirectly, of record and/or beneficially by the person in question and any of its affiliates; (ii) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by the person in question and any of its affiliates, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation; (iii) any proxy, agreement, arrangement, understanding, or relationship pursuant to which such person or any of its affiliates has a right to vote any shares of any security of the Corporation; (iv) any short interest in any security of the Corporation of such person or any of its affiliates (for purposes of these Bylaws, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any agreement, arrangement, understanding, relationship, or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security); (v) any rights to dividends on the shares of the Corporation owned beneficially by such person and any of its affiliates that are separated or separable from the underlying shares of the Corporation; (vi) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such person or any of its affiliates is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; and (vii) any performance-related fees (other than asset-based fee) that such person or any of its affiliates is entitled to, based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such person’s immediate family sharing the same household;

(C) a representation that each such stockholder is a holder of record of shares of the Corporation entitled to vote at a meeting of stockholders;

(D) any other information relating to such stockholder and any such beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

(E) the manner in which each such stockholder and any such beneficial owner intend to comply with Regulation 14A under the Exchange Act in seeking to have the stockholders express consent to corporate action in writing without a meeting;

(F) in the case of any such stockholder and any such beneficial owner seeking to elect or re-elect a director by the stockholders expressing consent to corporate action in writing without a meeting:

(i) the name and residence address of the person or persons each such stockholder and any such beneficial owner are seeking to elect or re-elect as a director;

(ii) a description of all agreements, arrangements or understandings between each such stockholder and any such beneficial owner and each person such stockholder and any such beneficial owner are seeking to elect or re-elect as a director and any other person or persons (naming such person or persons) pursuant to which such stockholder and any such beneficial owner are seeking to elect or re-elect such person as a director, including without limitation any agreement, arrangement or understanding with any person as to how each person such stockholder and beneficial owner are seeking to elect or re-elect as a director, if elected as a director of the Corporation, will act or vote on any issue or question;

(iii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and any such beneficial owner and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each person such stockholder and beneficial owner are seeking to elect or re-elect as a director, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 in Regulation S-K, promulgated by the Securities and Exchange Commission (the “SEC”), if such stockholder and beneficial owner, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and each person such stockholder and beneficial owner are seeking to elect or re-elect as a director were a director or executive officer of such registrant;

          (iv) such other information regarding each person such stockholder and beneficial owner are seeking to elect or re-elect as a director as would be required to be disclosed in contested solicitations of proxies for elections of directors, or would be otherwise required to be disclosed, in each case pursuant to Regulation 14A under the Exchange Act;

          (v) the written consent of each such person to serve as a director of the Corporation if so elected; and

          (vi) such other information as may reasonably be required by the Corporation from such stockholder and any such beneficial owner seeking to elect or re-elect a director and/or from any person such stockholder and any such beneficial owner are seeking to elect or re-elect to determine the eligibility of each such person to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of each such person;

         (G) in the case of any such stockholder and any such beneficial owner seeking to remove a director by the stockholders expressing consent to corporate action in writing without a meeting: (i) the names of the director(s) each such stockholder and any such beneficial owner are seeking to remove; and (ii) the reasons of each such stockholder and any such beneficial owner for asserting that such director(s) may be removed for cause; and

         (H) in the case of any such stockholder and any such beneficial owner seeking to authorize or take any other corporate action by the stockholders expressing consent to corporate action in writing without a meeting: (i) a brief description of the corporate action desired to be authorized or taken; (ii) the text of the proposal or corporate action (including the text of any resolutions proposed for consideration and in the event that such proposal or corporate action includes a proposal to amend the Bylaw s of the Corporation, the language of the proposed amendment ); (iii) the reasons of each such stockholder and any such beneficial owner for authorizing or taking such corporate action; (iv) any material interest in such corporate action of each such stockholder and any such beneficial owner; and (v) a description of all agreements, arrangements or understandings between such stockholder and any such beneficial owner and any other person or persons (naming such person or persons) in connection with the proposal of such business by such stockholder.

        (2) Such written request shall be accompanied by a written agreement signed by each Consent Soliciting Stockholder (as defined below) pursuant to which each Consent Soliciting Stockholder, jointly and severally, agrees to pay the Corporation’s costs relating to such Consent Soliciting Stockholder seeking to have the stockholders express consent to corporate action in writing without a meeting, including the costs of preparing and mailing proxy materials for the Corporation’s own solicitation, provided that if the Consent Soliciting Stockholder obtains the requisite number of shares subject to valid and unrevoked Consents (as defined in Section 1.11(a)) to express the corporate action referred to therein in accordance with these Bylaws, then the Consent Soliciting Stockholders shall not be required to pay such costs. For purposes of these Bylaws, “Consent Soliciting Stockholder” shall mean each of the following persons:

         (A) if the number of stockholders signing the Consent or Consents is ten or fewer, each person signing any such Consents; or

         (B) if the number of stockholders signing the Consent or Consents is more than ten, each person who either: (i) was a Participant in any Solicitation of such consent or consents; or (ii) at the time of the delivery to the Corporation of the documents described in this Section 1.9(b) had engaged or intends to engage in any Solicitation of Consents and/or Proxies for expressing consent to corporate action in writing without a meeting (other than a Solicitation of Consents and/or Proxies on behalf of the Corporation).

A “Consent Soliciting Stockholder” shall also mean each affiliate of a Consent Soliciting Stockholder described in clause (A) or (B) above who is a member of such Consent Soliciting Stockholder’s “group” for purposes of Rule 13d-5(b) under the Exchange Act, and any other affiliate of such a Consent Soliciting Stockholder, if a majority of the directors then in office determine, reasonably and in good faith, that such affiliate should be required to sign the written notice described in Section 1.9(b)(1) and/or the written agreements described in this Section 1.9(B)(2) and Section 1.9(B)(3) to prevent the purposes of this Section 1.9(B) and Section 1.11 from being evaded.

        (3) Such written request shall be accompanied by a written agreement signed by each Consent Soliciting Stockholder pursuant to which each Consent Soliciting Stockholder agrees to deliver to any inspectors of election engaged by the Corporation pursuant to Section 1.11(c) within two (2) business days after receipt all Consents and revocations thereof received by such Consent Soliciting Stockholder or such Consent Soliciting Stockholder’s proxy solicitor or other designated agent in connection with such Consent Soliciting Stockholder seeking to have the stockholders express written consent.

1.10 List of Stockholders Entitled to Vote. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least 10 days prior to the meeting, during ordinary business hours, at the Corporation’s principal place of business. If the meeting is to be held at a place, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then such list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

1.11 Stockholder Action by Written Consent.

(a) Consent. To be valid, each expression of consent to corporate action in writing (a “Consent”) shall be in writing; shall set forth the specific corporate action to be taken (which corporate action or actions shall be limited to the action or actions set forth in the written request to set a Consent Record Date received by the Corporation pursuant to Section 1.9(b)); shall be signed by one or more persons who as of the Consent Record Date are stockholders of record (or their duly authorized proxies); shall bear the date of signature of each such stockholder (or their duly authorized proxies); shall set forth the name and address, as they appear in the Corporation's books, of each stockholder signing such Consent and the class and number of shares of the Corporation that are owned of record by each such stockholder; in the case of a person who is not a stockholder of record, shall be accompanied by a proxy or proxies evidencing each such person’s appointment as a proxy for the applicable stockholder of record; and shall be sent to the inspectors of elections engaged by the Corporation pursuant to Section 1.11(c) in accordance with the provisions of Section 1.11(d). Without limiting the foregoing, no Consent shall be valid unless, within sixty (60) days after the applicable Consent Record Date fixed pursuant to Section 1.9(b), Consents representing the requisite number of shares subject to valid and unrevoked Consents to express such corporate action are delivered to the Corporation pursuant to Section 1.11; provided, however, that if the Corporation or a Consent Soliciting Stockholder (whichever is soliciting Consents) has requested a Preliminary Consent Report that is pending on such 60th day pursuant to Section 1.11(e), then such Consents shall be valid if Consents representing the requisite number of shares subject to valid and unrevoked Consents to express such corporate action are delivered to the Corporation pursuant to this Section 1.11 at such time as such inspectors issue the Final Consent Report relating to the pending Preliminary Consent Report pursuant to Section 1.11(f) or Section 1.11(g). The Board of Directors shall have the power and authority to make rules that are not inconsistent with the DGCL as to the validity of Consents and revocations thereof.

(b) Revocation of Consents. Consents may be revoked at any time prior to the earlier of: (1) such time as the inspectors of elections issue a Final Consent Report pursuant to Section 1.11(f) or Section 1.11(g); or (2) sixty (60) days after the applicable Consent Record Date fixed pursuant to Section 1.9(b) by written notice delivered to (A) the Secretary, (B) any Consent Soliciting Stockholder, (C) a proxy solicitor or other agent designated by the Corporation or any Consent Soliciting Stockholder and/or (D) the inspectors of elections engaged by the Corporation pursuant to Section 1.11(c).

(c) Validity of Consents. Within three (3) business days after a Consent Record Date fixed pursuant to Section 1.9(b), the Corporation shall: (1) engage regionally or nationally recognized independent inspectors of elections to act as agent(s) of the Corporation for the purpose of promptly performing a ministerial review of the validity of Consents and revocations thereof; and (2) provide notice to each Consent Soliciting Stockholder of the identity of such inspectors and the manner in which such Consent Soliciting Stockholder may deliver Consents and revocations thereof to such inspectors pursuant to Section 1.11(d). Except as provided in Section 1.9(b)(2), the cost of retaining inspectors of election shall be borne by the Corporation.

(d) Consent Report. The Corporation, the Consent Soliciting Stockholders and their respective proxy solicitors or other designated agents shall deliver Consents and revocations thereof to the inspectors within two (2) business days after receipt. As soon as the inspectors receive Consents and/or revocations thereof, the inspectors shall review the Consents and revocations thereof and shall maintain a count of the number of shares subject to valid and unrevoked Consents. The inspectors shall keep such count confidential and shall not reveal the count to any person; provided, however, that, as soon as practicable after a written request therefor by the Corporation or a Consent Soliciting Stockholder, the inspectors shall issue a report (a “Consent Report”) to the Corporation and the Consent Soliciting Stockholders stating: (1) the number of shares subject to valid Consents; (2) the number of shares subject to valid revocations of Consents; (3) the number of shares subject to valid and unrevoked Consents; (4) the number of shares subject to invalid Consents; (5) the number of shares subject to invalid revocations of Consents; (6) whether, based on their count, the requisite number of shares subject to valid and unrevoked Consents has been obtained to express the corporate action specified in the Consents; and (7) the latest date the inspectors received Consents and revocations thereof that the inspectors reflected in such report (the “Report Date”).

(e) Preliminary Consent Report. As soon as practicable after a written request therefor by the Corporation or a Consent Soliciting Stockholder (whichever is soliciting Consents), notice of which request shall be given to the Corporation and any parties opposing the solicitation of Consents, if any, which request shall state that the Corporation or the Consent Soliciting Stockholders, as the case may be, have a good faith belief that the requisite number of shares subject to valid and unrevoked Consents to express the corporate action specified in the Consents has been received in accordance with the Certificate of Incorporation and these Bylaws, the inspectors shall issue and deliver to the Corporation and the Consent Soliciting Stockholders a preliminary Consent Report (the “Preliminary Consent Report”); provided, however, that neither the Corporation nor the Consent Soliciting Stockholders may request a Preliminary Consent Report after the 60th day after the applicable Consent Record Date fixed pursuant to Section 1.9(b). Unless the Corporation and the Consent Soliciting Stockholders shall agree to a shorter or longer period, the Corporation and the Consent Soliciting Stockholders shall have two (2) business days after receipt of the Preliminary Consent Report to review the Consents and revocations thereof and to advise the inspectors and the opposing parties in writing as to whether they intend to challenge the Preliminary Consent Report.

(f) Cut-Off Date. If no written notice of an intention to challenge a Preliminary Consent Report is received within two (2) business days after receipt of the Preliminary Consent Report by the Corporation and the Consent Soliciting Stockholders and either: (1) the date that is two (2) business days after such receipt of such Preliminary Consent Report (the “Cut-Off Date”) is more than sixty (60) days after the applicable Consent Record Date fixed pursuant to Section 1.9(b); or (2) the Cut-Off Date is not more than sixty (60) days after the applicable Consent Record Date fixed pursuant to Section 1.9(b) and the requisite number of shares subject to valid and unrevoked Consents to express the corporate action specified in the Consents was obtained, then the inspectors shall as promptly as practicable issue to the Corporation and the Consent Soliciting Stockholders their final Consent Report (a “Final Consent Report”), which shall contain the information included in the Preliminary Consent Report, plus all changes in the vote totals as a result of Consents and revocations thereof received after the Preliminary Consent Report Report Date to the time of issuance of the Final Consent Report, if such Consents and revocations thereof are received within sixty (60) days after the applicable Consent Record Date fixed pursuant to Section 1.9(b), and a certification as to whether the requisite number of shares subject to valid and unrevoked Consents to express the corporate action specified in the Consents was obtained. If the Cut-Off Date is not more than sixty (60) days after the applicable Consent Record Date fixed pursuant to Section 1.9(b) and the requisite number or shares subject to valid and unrevoked Consents to express the corporate action specified in the Consents was not obtained, then the inspectors shall as promptly as practicable issue a Consent Report to the Corporation and the Consent Soliciting Stockholders and a certification that the requisite number of shares subject to valid and unrevoked Consents to express the corporate action specified in the Consents was not obtained, and the Corporation or the Consent Soliciting Stockholders (whichever is soliciting Consents) shall have the right to request again a Preliminary Consent Report in accordance with the provisions of Section 1.11(e).

(g) Challenge to Preliminary Consent Report. If the Corporation or the Consent Soliciting Stockholders issue written notice to the inspectors and the Corporation or the Consent Soliciting Stockholders, as the case may be, of an intention to challenge a Preliminary Consent Report within two (2) business days after receipt of the Preliminary Consent Report by the Corporation and the Consent Soliciting Stockholders, then a challenge session shall be scheduled by the inspectors as promptly as practicable, at which the Corporation and the Consent Soliciting Stockholders shall have the right to object to the validity of Consents and revocations thereof. A transcript of the challenge session shall be recorded by a certified court reporter. Following completion of the challenge session, if either: (1) the date on which the challenge session is completed (the “Completion Date”) is more than sixty (60) days after the applicable Consent Record Date fixed pursuant to Section 1.9(b); or (2) the Completion Date is not more than sixty (60) days after the applicable Consent Record Date fixed pursuant to Section 1.9(b) and the requisite number of shares subject to valid and unrevoked Consents to express the corporate action specified in the Consents was obtained, then the inspectors shall as promptly as practicable issue to the Corporation and the Consent Soliciting Stockholders a Final Consent Report, which shall contain the information included in the Preliminary Consent Report, plus all changes in the vote totals as a result of the challenge and, if such Consents and revocations thereof are received within sixty (60) days after the applicable Consent Record Date fixed pursuant to Section 1.9(b), Consents and revocations thereof received after the Preliminary Consent Report Report Date to the time of issuance of the Final Report, and a certification as to whether the requisite number of shares subject to valid and unrevoked Consents to express the corporate action specified in the Consents was obtained. If the Completion Date is not more than sixty (60) days after the applicable Consent Record Date fixed pursuant to Section 1.9(b) and the requisite number of shares subject to valid and unrevoked Consents to express the corporate action specified in the Consents was not obtained, then the inspectors shall as promptly as practicable issue a Consent Report to the Corporation and the Consent Soliciting Stockholders and a certification that the requisite number of shares subject to valid and unrevoked Consents to express the corporate action specified in the Consents was not obtained, and the Corporation or the Consent Soliciting Stockholders (whichever is soliciting Consents) shall have the right to request again a Preliminary Consent Report in accordance with the provisions of Section 1.11(e).

(h) Delivery. Simultaneously with the delivery of any Final Consent Report to the Corporation pursuant to Section 1.11(f) or Section 1.11(g), the inspectors shall deliver all valid and unrevoked Consents to the Corporation, which shall constitute delivery of such Consents to the Corporation for purposes of Section 228 of the DGCL and the Certificate of Incorporation. A copy of any Final Consent Report shall be included in the book in which the proceedings of meetings of stockholders are recorded.

(i) Abandonment. As to any Consent, if, prior to the issuance of a Final Consent Report and delivery of Consents to the Corporation, all Consent Soliciting Stockholders notify the Corporation and the inspectors in writing that such Consent Soliciting Stockholders no longer desire to express consent to the corporate actions specified in the Consents, then the Consents shall be deemed abandoned, and the inspectors shall not issue a Final Consent Report or deliver such Consents to the Corporation.

1.12 Notice of Stockholder Business; Nominations.

(a) Annual Meetings of Stockholders. Nominations of one or more individuals to the Board of Directors (each, a “Nomination,” and more than one, “Nominations,” and the individual who is the subject of a Nomination, a “Nominee”) and the proposal of business other than Nominations (“Business”) to be considered by the stockholders of the Corporation may be made at an annual meeting of stockholders only: (1) pursuant to the Corporation’s notice of meeting or any supplement thereto (provided, however, that reference in the Corporation’s notice of meeting to the election of directors or to the election of members of the Board of Directors shall not include or be deemed to include Nominations); (2) by or at the direction of the Board of Directors; or (3) by any stockholder of the Corporation who is a stockholder of record of the Corporation at the time the notice provided for in this Section 1.12 is received by the Secretary of the Corporation, who is entitled to vote at the meeting, and who complies with the notice procedures set forth in this Section 1.12. Subclause (3) shall be the exclusive means for a stockholder to make nominations or submit business (other than matters properly brought under Rule 14a-8 (or any successor thereto) under the Exchange Act and indicated in the Corporation’s notice of meeting) before an annual meeting of stockholders.

        (b) Special Meetings of Stockholders. Only such Business shall be conducted at a special meeting of stockholders of the Corporation as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting (provided, however, that reference in the Corporation’s notice of meeting to the election of directors or to the election of members of the Board of Directors shall not include or be deemed to include Nominations). Nominations may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting: (1) by or at the direction of the Board of Directors; or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 1.12 is received by the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election, and who complies with the notice procedures set forth in this Section 1.12. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may make Nominations of one or more individuals (as the case may be) for election to such positions as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by Section 1.12(c )(1) shall be received by the Secretary of the Corporation at the principal executive offices of the Corporation in accordance with Section 1.12(c )(1)(E).

        (c) Stockholder Nominations and Business. For Nominations and Business to be properly brought before an annual meeting by a stockholder pursuant to Section 1.12(a)(3), the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation in compliance with this Section 1.12, and any such proposed Business must constitute a proper matter for stockholder action. For Nominations to be properly brought before a special meeting by a stockholder pursuant to Section 1.12(b)(2), the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation in compliance with this Section 1.12. In either case, the stockholder shall also provide an Update (as defined below) at the times and in the forms required by this Section 1.12.

         (1) Stockholder Nominations.

          (A) Only individuals subject to a Nomination made in compliance with the procedures set forth in this Section 1.12 shall be eligible for election at an annual or special meeting of stockholders of the Corporation, and any individuals subject to a Nomination not made in compliance with this Section 1.12 shall not be considered nor acted upon at such meeting of stockholders.

          (B) For Nominations to be properly brought before an annual or special meeting of stockholders of the Corporation by a stockholder pursuant to Section 1.12(a)(3) or Section 1.12(b)(2), respectively, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation at the principal executive offices of the Corporation pursuant to this Section 1.12. To be timely, the stockholder’s notice must be received by the Secretary of the Corporation as provided in Section 1.12(c )(1)(C) or Section 1.12(c )(1)(D), in the case of an annual meeting of stockholders of the Corporation, and Section 1.12(c )(1)(E), in the case of a special meeting of stockholders of the Corporation, respectively. In addition, the stockholder shall provide an Update at the times and in the forms required by this Section 1.12.

          (C) In the case of an annual meeting of stockholders of the Corporation, to be timely, any Nomination made pursuant to Section 1.12(a)(3) shall be received by the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the
90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting of stockholders of the Corporation commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

          (D) Notwithstanding Section 1.12(c )(1)(C), in the event that the number of directors to be elected to the Board of Directors at an annual meeting of stockholders of the Corporation is increased and there is no public announcement by the Corporation naming the nominees for the additional directorships at least 100 days prior to the first anniversary of the preceding year’s annual meeting, the stockholder’s notice required by this Section 1.12 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be received by the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

          (E) In the case of a special meeting of stockholders of the Corporation, to be timely, any Nomination made pursuant to Section 1.12(b)(2) shall be received by the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of such special meeting and of the nominees proposed by the Board of Directors to be elected at such special meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting of stockholders of the Corporation commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

          (F) To be in proper form, a stockholder’s notice of Nomination(s) pursuant to Section 1.12(a)(3) or Section 1.12(b)(2) shall be signed by one or more stockholders of record and by the beneficial owners or owners, if any, on whose behalf the stockholder or stockholders are acting, shall bear the date of signature of each such stockholder and any such beneficial owner and shall set forth:

           (i) the name and address, as they appear on this Corporation’s books, of each such stockholder and any such beneficial owner who seeks to make a Nomination or Nominations;

           (ii) the Share Information relating to each such stockholder and beneficial owner making such Nomination(s);

           (iii) a representation that each such stockholder is a holder of record of shares of the Corporation entitled to vote at such meeting and such stockholder (or qualified representative of the stockholder) intends to appear in person or by proxy at the meeting to propose such Nomination(s);

           (iv) any other information relating to such stockholder and any such beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, including a representation whether the stockholder or any such beneficial owner intends, or is part of a group that intends:

            (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect the Nominee(s); and/or

            (b) otherwise to solicit proxies from stockholders of the Corporation in support of such Nominee(s);

           (v) the manner in which each such stockholder and any such beneficial owner intend to comply with Regulation 14A under the Exchange Act in seeking to make any Nomination(s);

           (vi) the name and residence address of each Nominee of any such stockholder and any such beneficial owner;

           (vii) the Share Information relating to each Nominee;

           (viii) a description of all agreements, arrangements or understandings between or among each such stockholder and any such beneficial owner and the Nominee, and any other person or persons (naming such person or persons) pursuant to which such stockholder and any such beneficial owner are seeking to elect or re-elect such Nominee, including without limitation any agreement, arrangement or understanding with any person as to how each Nominee, if elected as a director of the Corporation, will act or vote on any issue or question;

           (ix) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and any such beneficial owner and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each Nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 in Regulation S-K, promulgated by the SEC, if such stockholder and beneficial owner, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and each Nominee were a director or executive officer of such registrant;

           (x) such other information regarding each Nominee as would be required to be disclosed in contested solicitations of proxies for elections of directors, or would be otherwise required to be disclosed, in each case pursuant to Regulation 14A under the Exchange Act;

           (xi) the written consent of each Nominee to serve as a director of the Corporation if so elected;

           (xii) any written representations or agreements reasonably requested by the Corporation with respect to or from any such Nominee; and

           (xiii) such other information as may reasonably be requested by the Board of Directors or the Corporation from such stockholder and any such beneficial owner seeking to elect or re-elect a Nominee and/or from any Nominee such stockholder and any such beneficial owner are seeking to elect or re-elect to determine the background, qualifications, stock ownership, and the eligibility of such Nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the background, qualifications, stock ownership, and independence (or lack thereof) of such Nominee.

         (2) Stockholder Business.

          (A) Only such Business shall be conducted at an annual or special meeting of stockholders of the Corporation as shall have been brought before such meeting in compliance with the procedures set forth in this Section 1.12, and any Business not brought in accordance with this Section 1.12 shall not be considered nor acted upon at such meeting of stockholders.

          (B) In the case of an annual meeting of stockholders of the Corporation, to be timely, any such written notice of a proposal of Business pursuant to Section 1.12(a)(3) shall be received by the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting of stockholders of the Corporation commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. In addition, the stockholder shall provide an Update at the times and in the forms required by this Section 1.12.

          (C) To be in proper form, a stockholder’s notice of a proposal of Business pursuant to Section 1.12(a)(3) shall be signed by one or more stockholders of record and by the beneficial owners or owners, if any, on whose behalf the stockholder or stockholders are acting, shall bear the date of signature of each such stockholder and any such beneficial owner and shall set forth:

            (i) as to the Business proposed by such stockholder: (a) a brief description of the corporate action desired to be authorized or taken; (b) the text of the proposal or Business (including the text of any resolutions proposed for consideration and in the event that such Business includes a proposal to amend the Bylaw s of the Corporation, the language of the proposed amendment ); (c) the reasons of each such stockholder and any such beneficial owner for authorizing or taking such corporate action; (d) any material interest in such corporate action of each such stockholder and any such beneficial owner; and (e) a description of all agreements, arrangements or understandings between such stockholder and any such beneficial owner and any other person or persons (naming such person or persons) in connection with the proposal of such business by such stockholder;

           (ii) the name and address, as they appear on this Corporation’s books, of each such stockholder and any such beneficial owner who seeks to propose such Business;

           (iii) the Share Information relating to each such stockholder and beneficial owner seeking to propose such Business;

           (iv) a representation that each such stockholder is a holder of record of shares of the Corporation entitled to vote at such meeting and such stockholder (or qualified representative of the stockholder) intends to appear in person or by proxy at the meeting to propose such Business;

           (v) any other information relating to such stockholder and any such beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal, including a representation whether the stockholder or any such beneficial owner intends, or is part of a group that intends:

            (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve such Business; and/or

            (b) otherwise to solicit proxies from stockholders of the Corporation in support of such Business; and

           (vi) the manner in which each such stockholder and any such beneficial owner intend to comply with Regulation 14A under the Exchange Act in proposing such Business.

        (d) General.

         (1) Except as otherwise provided by law , the Chairman of the meeting of stockholders of the Corporation shall have the power and duty (A) to determine whether a Nomination or Business proposed to be brought before such meeting was made or proposed in accordance with the procedures set forth in this Section 1.12, and (B) if any proposed Nomination or Business was not made or proposed in compliance with this Section 1.12, to declare that such Nomination or Business shall be disregarded or that such proposed Nomination or Business shall not be considered or transacted. Notwithstanding the foregoing provisions of this Section 1.12, if a stockholder (or a qualified representative of such stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a Nomination or Business, such Nomination or Business shall be disregarded and such Nomination or Business shall not be considered or transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

         (2) For purposes of this Section 1.12, “public announcement” shall include disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the SEC.

         (3) Nothing in this Section 1.12 shall be deemed to affect (a) the rights or obligations, if any, of stockholders of the Corporation to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor thereto) under the Exchange Act or (b) the rights, if any, of the holders of any series of preferred stock of the Corporation to elect directors pursuant to any applicable provisions of the certificate of incorporation of the Corporation.

          (4) A stockholder proposing a Nomination or Nominations or Business shall update and supplement its notice (an “Update”) to the Corporation of its intent to propose Nominations or Business at an annual meeting of stockholders of the Corporation, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 1.12 shall be true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such Update shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) business days after the record date for stockholders entitled to vote at the meeting (in the case of an Update required to be made as of such record date) and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of an Update required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof) (such Updates within such time periods,

“Timely Updates”). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal or new or additional Nominee, including by changing or adding matters, business or resolutions proposed to be brought before a meeting of the stockholders.

Article 2

Board of Directors

        2.1 Regular Meetings. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine, and if so determined, notices thereof need not be given.

        2.2 Special Meetings. Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the Chief Executive Officer, any Vic e President, or the Secretary or by a majority of the Board of Directors. Notice of the time and place of special meetings shall be:

        (a) delivered personally by hand, by courier or by telephone;
        (b) sent by United States first-class mail, postage prepaid;
        (c) sent by facsimile; or
        (d) sent by electronic mail,

directed to each director at that director’s address, telephone number, facsimile number or electronic mail address, as the case may be, as shown on the Corporation’s records. If the notice is: (i) delivered personally by hand, by courier, or by telephone; (ii) sent by facsimile; or (iii) sent by electronic mail, it shall be delivered or sent at least 24 hours before the time of the holding of the meeting. If the notice is sent by United States mail, it shall be deposited in the United States mail at least four days before the time of the holding of the meeting. Any oral notice may be communicated to the director. The notice need not specify the place of the meeting (if the meeting is to be held at the Corporation’s principal executive office) nor the purpose of the meeting.

        2.3 Telephonic Meetings Permitted. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 2.3 shall constitute presence in person at such meeting.

        2.4 Quorum; Vote Required for Action. At all meetings of the Board of Directors a majority of the whole Board of Directors shall constitute a quorum for the transaction of business. Except in cases in which the Certificate of Incorporation, these Bylaw s or any agreement binding upon the Corporation otherwise provide, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

        2.5 Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board of Directors, if any, or in his or her absence by the Vice Chairman of the Board of Directors, if any, or in his or her absence by the Chief Executive Officer, or in their absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

        2.6 Chairman, Vice Chairman, and Lead Director of the Board of Directors. The Board of Directors may, if it so determines, choose a Chairman of the Board of Directors. Among other duties, the Chairman of the Board of Directors will assist with or manage the following tasks, as appropriate: (i) acting as the principal liaison between the Corporation’s independent directors and the Chief Executive Officer; (ii) overseeing and providing guidance with regard to agendas for meetings of the Board of Directors; (iii) leading meetings of the Board of Directors, including separate sessions with only independent directors; and (iv) addressing any other responsibilities as the Board of Directors may designate, from time to time. In addition, the Board of Directors may, if it so determines, choose a Vice Chairman of the Board of Directors from among its members, who shall undertake duties as the Board of Directors may assign. Further, the Board of Directors may, if it so determines, also select a Lead Director of the Board of Directors, who, if any, shall be a director of the Corporation who is not also an officer of the Corporation and who shall undertake duties as the Board of Directors may assign.

        2.7 Board of Directors Action by Written Consent Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, without prior notice and without a vote, if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or such committee. Such filing shall be in paper form if such minutes are maintained in paper form and shall be in electronic form if such minutes are maintained in electronic form.

        2.8 Fees and Compensation of Directors. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors, or may delegate such authority to an appropriate committee.

        2.9 Elections of Directors.

        (a) Except as set forth in this Section 2.9, a majority of the votes cast at any meeting of the stockholders for the election of directors at which a quorum is present shall elect directors. For purposes of this provision, a “majority of the votes cast” means that the number of shares voted “for” a director's election exceeds 50% of the number of votes cast with respect to that director's election. Votes cast shall include votes “for” and “against” that director's election, in each case and exclude abstentions and broker nonvotes with respect to that director's election. In the event of a Contested Election, directors shall be elected by the vote of a plurality of the votes cast at any meeting for the election of directors at which a quorum is present. For purposes of this provision, a “Contested Election” is an election of directors of the Corporation as to which the Chairman of the Board of Directors determines that, at the Determination Date, the number of persons properly nominated to serve as directors exceeds the number of directors to be elected in such election. The “Determination Date” is: (1) the day after the meeting of the Board of Directors at which the nominees for director of the Board of Directors for such election are approved, when such meeting occurs after the last day on which a stockholder may propose the nomination of a director for election in such election pursuant to the Certificate of Incorporation or these Bylaws; or (2) the day after the last day on which a stockholder may propose the nomination of a director for election in such election pursuant to the Certificate of Incorporation or these Bylaws, when the last day for such a proposal occurs after the meeting of the Board of Directors at which the nominees for director of the Board of Directors for such election are approved, whichever of clause (1) or (2) is applicable. This determination that an election is a Contested Election shall be determinative only as to the timeliness of a notice of nomination and not otherwise as to its validity. In all cases, once an election is determined to be a Contested Election, directors shall be elected by the vote of a plurality of the votes cast.

        (b) If, in an election of directors that is not a Contested Election, an incumbent director receives a greater number of votes “against” his or her election than votes “for” his or her election, then such incumbent director shall, within five days following the certification of the election results, tender his or her written resignation to the Chairman of the Board of Directors for consideration by the Nominating and Corporate Governance Committee (the “Corporate Governance Committee”). The Corporate Governance Committee shall consider such resignation and, within 45 days following the date of the stockholders’ meeting at which the election of directors occurred, shall make a recommendation to the Board of Directors concerning the acceptance or rejection of such resignation. In determining its recommendation to the Board of Directors, the Corporate Governance Committee shall consider all factors deemed relevant by the members of the Corporate Governance Committee including, without limitation: (1) the stated reason or reasons (if any) why stockholders voted against such director’s reelection; (2) the qualifications of the director (including, for example, whether the director serves on the Audit Committee of the Board of Directors (the “Audit Committee”) as an “audit committee financial expert” and whether there are one or more other directors qualified, eligible, and available to serve on the Audit Committee in such capacity); (3) relevant stock exchange listing standards and rules and regulations, including those of the Nasdaq Stock Market and the SEC; and (4) whether the director’s resignation from the Board of Directors would be in the best interests of the Corporation and its stockholders.

        The Corporate Governance Committee also shall consider a range of possible alternatives concerning the director’s tendered resignation as the members of the Corporate Governance Committee deem appropriate, including, without limitation, acceptance of the resignation, rejection of the resignation, or rejection of the resignation coupled with a commitment to seek to address and cure the underlying reasons reasonably believed by the Corporate Governance Committee to have substantially resulted in such director failing to receive the required number of votes for re-election. The Board of Directors shall take formal action on the Corporate Governance Committee’s recommendation no later than 90 days following the date of the stockholders’ meeting at which the election of directors occurred. In considering the Corporate Governance Committee’s recommendation, the Board of Directors shall consider the information, factors, and alternatives considered by the Corporate Governance Committee and such additional information, factors, and alternatives as the Board of Directors deems relevant in its sole discretion. No director who, in accordance with these provisions, is required to tender his or her resignation shall participate in the Corporate Governance Committee’s deliberations or recommendation, or in the deliberations or determination of the Board of Directors, with respect to accepting or rejecting his or her resignation as a director.

        If a majority of the members of the Corporate Governance Committee fail to receive the required number of votes for re-election, then the independent directors then serving on the Board of Directors who were elected at the stockholders’ meeting at which the election occurred, and the independent directors, if any, who were not standing for election at such stockholders’ meeting, will appoint an ad hoc Board of Directors committee from among themselves (the “Ad Hoc Committee”), consisting of such number of directors as they may determine to be appropriate, solely for the purpose of considering and making a recommendation to the Board with respect to the tendered resignations. The Ad Hoc Committee shall serve in place of the Corporate Governance Committee and perform the Corporate Governance Committee’s duties for purposes of these provisions. Notwithstanding the foregoing, if an Ad Hoc

Committee would have been created but fewer than three directors would be eligible to serve on it, the entire Board (other than the individual directors whose resignations are being considered) shall make the determination to accept or reject the tendered resignations without any recommendation from the Corporate Governance Committee and without the creation of an Ad Hoc Committee. Following the decision of the Board of Directors on the Corporate Governance Committee’s recommendation, the Corporation, within four business days after such decision is made, shall publicly disclose, in a Form 8-K filed with the SEC, the decision of the Board of Directors, together with an explanation of the process by which the decision was made and, if applicable, the reason or reasons of the Board of Directors for rejecting the tendered resignation.

        (c) If a director’s resignation is accepted by the Board of Directors pursuant to this Section 2.9, or if a nominee for director is not elected and the nominee is not an incumbent director whose term would otherwise have expired at the time of the election if a successor had been elected, then the Board of Directors may fill the resulting vacancy as provided under the DGCL and pursuant to Article VII of the Certificate of Incorporation or may decrease the size of the Board of Directors pursuant to Article VII of the Certificate of Incorporation.

        2.10 Additional Requirements For Valid Nomination of Candidates to Serve as Director and, If Elected, to Be Seated as Directors.

        (a) To be eligible to be a candidate for election as a director of the Corporation at an annual meeting or special meeting of stockholders of the Corporation, a Nominee must be nominated in the manner prescribed in Section 1.12 and the Nominee, whether nominated by the Board of Directors or by a stockholder, must have previously delivered (in accordance with the time period prescribed for delivery in a notice to such Nominee given by or on behalf of the Board of Directors), to the Secretary of the Corporation at the principal executive offices of the Corporation: (1) a completed written questionnaire (in a form provided by the Corporation) with respect to the background, qualifications, stock ownership, and independence of such Nominee; and (2) a written representation and agreement (in form provided by the Corporation) that such Nominee: (A) is not and, if elected as a director, during his or her term of office, will not become a party to: (i) any agreement, arrangement or understanding with, and has not given and will not give any commitment or assurance to, any person or entity as to how such Nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”); or (ii) any Voting Commitment that could limit or interfere with such Nominee’s ability to comply, if elected as a director of the Corporation, with such Nominee’s fiduciary duties under applicable law; (B) is not, and will not become a party to, any agreement, arrangement, or understanding with any person or entity, other than the Corporation, with respect to any direct or indirect compensation or reimbursement for service as a director that has not been disclosed therein; (C) if elected as a director of the Corporation, will comply with all applicable corporate governance, conflict of interest, confidentiality, stock ownership and trading, and other policies and guidelines of the Corporation applicable to directors and in effect during such person’s term in office as a director (and, if requested by any Nominee, the Secretary of the Corporation shall provide to such Nominee all such policies and guidelines then in effect); and (D) if elected as director of the Corporation, intends to serve the entire term until the next meeting at which such Nominee would face re-election.

        (b) The Board of Directors may also require any Nominee to furnish such other information as may reasonably be requested by the Board of Directors in writing prior to the meeting of stockholders at which such Nominee’s nomination is to be acted upon for the Board of Directors to determine the eligibility of such Nominee to be an independent director of the Corporation.

Article 3

Committees

        3.1 Committees. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate two or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all pages that may require it.

        3.2 Committee Rules. Unless the Board of Directors or the charter of any such committee otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Artic le 2 of these Bylaws. Each committee and subcommittee shall keep regular minutes of its meetings and report the same to the board of directors, or the committee, when required.

Article 4

Officers

        4.1 Executive Officers; Election; Qualifications; Term of Office; Resignation; Removal; Vacancies. The Board of Directors shall from time to time elect or appoint such officers as it shall deem necessary or appropriate to the management and operation of the Corporation, including, without limitation, a Chief Executive Officer, Chief Financial Officer, and Secretary. The Board of Directors, the Chief Executive Officer or another duly appointed officer authorized by the Board of Directors may also elect or appoint a President, a Chief Operating Officer, a Chief Administrative Officer, a General Counsel, a Chief Marketing Officer, and one or more Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, Assistant Secretaries, Controllers, Assistant Controllers, and such other officers as the Board of Directors or officer making the election or appointment deems necessary. Each such officer shall hold office for the term for which he or she is elected or appointed and until his or her successor has been elected or appointed and qualified, or until his or her death, or until he or she shall resign, or until he or she shall have been removed in the manner hereinafter provided. Any officer may resign at any time upon written notice to the Corporation. The Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation. An officer that elects or appoints another officer may remove such officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation. Any number of offices may be held by the same person. Any vacancy occurring in any office of the Corporation by death, resignation, removal, or otherwise may be filled for the unexpired portion of the term at any regular or special meeting.

        4.2 Powers and Duties of Executive Officers. The officers of the Corporation shall have such powers and duties in the management of the Corporation as may be prescribed by the Board of Directors, and to the extent not so prescribed, they shall each have such powers and authority and perform such duties in the management of the property and affairs of the Corporation, subject to the control of the Board of Directors, as generally pertain to their respective offices. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his or her duties. Without limitation of the foregoing:

        (a) Chief Executive Officer. The Chief Executive Officer shall be the principal executive officer of the Corporation. Subject to the control of the Board of Directors, the Chief Executive Officer shall have general supervision over the business of the Corporation and shall have such other powers and duties as chief executive officers of corporations usually have or as the Board of Directors may assign.

        (b) President. The President shall be the chief operations officer of the Corporation. Subject to the control of the Board of Directors, the President shall have general supervision over the business of the Corporation, to the extent not the responsibility of the Chief Executive Officer, and shall have such other powers and duties as presidents of corporations usually have or as the Board of Directors may assign.

        (c) Chief Financial Officer. The Chief Financial Officer shall be the principal financial officer of the Corporation and shall have custody of all funds and securities of the Corporation and shall sign all instruments and documents as require his or her signature. The Chief Financial Officer shall undertake such other duties or responsibilities as the Board of Directors may assign.

        (d) Vice President. Each Vice President shall have such powers and duties as the Board of
Directors or the Chief Executive Officer may assign.

        (e) Secretary. The Secretary shall issue notices of all meetings of the stockholders and the Board of Directors where notices of such meetings are required by law or these Bylaws and shall keep the minutes of such meetings. The Secretary shall sign such instruments and attest such documents as require his or her signature of attestation and affix the corporate seal thereto where appropriate.

        4.3 Compensation. The salaries of the officers shall be fixed from time to time by the Board of Directors. Nothing contained herein shall preclude any officer from serving the Corporation in any other capacity, including that of director, or from serving any of its stockholders, subsidiaries or affiliated entities in any capacity and receiving proper compensation therefor.

        4.4 Representation of Shares of Other Corporations. Unless otherwise directed by the Board of Directors, the Chief Executive Officer or any other person authorized by the Board of Directors or the Chief Executive Officer is authorized to vote, represent and exercise on behalf of the Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the Corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

Article 5

Stock

        5.1 Certificates.

        (a) The Corporation is authorized to issue shares of common stock of the Corporation in certificated or uncertificated form. The shares of the common stock of the Corporation shall be registered on the books of the Corporation in the order in which they shall be issued. Any certificates for shares of the common stock, and any other shares of capital stock of the Corporation represented by certificates, shall be numbered, shall be signed by (i) the Chairman of the Board of Directors, the President or a Vice President and (ii) the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer. Any or all of the signatures on a certificate may be a facsimile signature. In case any officer, transfer agent or registrar who has signed or w hose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he, she or it were such officer, transfer agent or registrar at the date of issue. Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send, or cause to be sent, to the record owner thereof a written statement setting forth the name of the Corporation, the name of the stockholder, the number and class of shares and such other information as is required by law, including Section 151(f) of the DGCL. Any stock certificates issued and any notices given shall include such other information and legends as shall be required by law or necessary to give effect to any applicable transfer, voting or similar restrictions.

        (b) No certificate representing shares of stock shall be issued until the full amount of consideration therefor has been paid, except as otherwise permitted by law.

        5.2 Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his or her legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate. If shares represented by a stock certificate alleged to have been lost, stolen or destroyed have become uncertificated shares, the Corporation may, in lieu of issuing a new certificate, cause such shares to be reflected on its books as uncertificated shares and may require the owner of the lost, stolen or destroyed certificate, or his or her legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate.

        5.3 Dividends. The Board of Directors, subject to any restrictions contained in the Certificate of Incorporation or applicable law, may declare and pay dividends upon the shares of the Corporation’s capital stock. Dividends may be paid in cash, in property, or in shares of the Corporation’s capital stock, subject to the provisions of the Certificate of Incorporation. The Board of Directors may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the Corporation, and meeting contingencies.

        5.4 Transfer of Shares.

        (a) Transfers of shares shall be made upon the books of the Corporation (i) only by the holder of record thereof, or by a duly authorized agent, transferee or legal representative and (ii) in the case of certificated shares, upon the surrender to the Corporation of the certificate or certificates for such shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

        (b) The Corporation shall be entitled to treat the holder of record of an y share or shares of stock as the absolute owner thereof for all purposes and, accordingly, shall not be bound to recognize any legal, equitable or other claim to, or interest in, such share or shares of stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

        5.5 Transfer Agent; Registrar. The Board of Directors may appoint a transfer agent and one or more co-transfer agents and registrar and one or more co-registrars and may make, or authorize any such agent to make, all such rules and regulations deemed expedient concerning the issue, transfer and registration of shares of stock of the Corporation.

Article 6

Indemnification of Officers and Directors

        6.1 Mandatory Indemnification.

        (a) To the extent a Director or Officer (see Section 6.15 for definitions of certain capitalized terms used in this Article 6) has been successful on the merits or otherwise in connection with any Action, including, without limitation, the settlement, dismissal, abandonment or withdrawal of any such Action where the Director or Officer does not pay, incur or assume any material Liabilities, he or she shall be indemnified by the Corporation against all Liabilities incurred by or on behalf of him or her in connection therewith. The Corporation shall pay or reimburse such Liabilities to the Director or Officer, or to such other person or entity as the Director or Officer may designate in writing to the Corporation, within 10 days after the receipt of the Director or Officer’s written request therefor, without regard to the provisions of Section 6.3. In the event the Corporation refuses or fails to pay or reimburse such requested Liabilities, the Director or Officer may petition a court to order the Corporation to make such payment pursuant to Section 6.4.

        (b) In all cases other than those set forth in Section 6.l(a) and subject to the conditions and limitations set forth in this Article 6, the Corporation shall indemnify and hold harmless any Director or Officer who is or was a party, or is threatened to be made a party, to any Action by reason of his or her status as a Director or Officer, and/or as to acts performed in the course of such Director or Officer’s duties to the Corporation and/or an Affiliate, against Liabilities incurred by or on behalf of a Director or Officer in connection with any Action, including, without limitation, in connection with the investigation, defense, settlement or appeal of any Action; provided, that it is not affirmatively determined by the Authority, or by a court, pursuant to Section 6.3 that the Director or Officer engaged in misconduct that constitutes a Breach of Duty.

        (c) Notwithstanding any other provision contained in this Article 6 to the contrary, the Corporation shall not:

         (1) indemnify against Liabilities (or advance Expenses) to a Director or Officer with respect to any Action initiated or brought voluntarily by the Director or Officer and not by way of defense, except with respect to Actions:

          (A) brought to establish or enforce a right to indemnification against Liabilities (or an advance of Expenses) under Section 6.4, under the Statute or under any other applicable statute, law or provision;

          (B) brought to establish or enforce the liability exculpation provisions of Article VIII, Section 1 of the Certificate of Incorporation, or Section 102(b)(7) of the DGCL (or any successor provision);

          (C) initiated or brought voluntarily by a Director or Officer to the extent such Director or Officer is successful on the merits or otherwise in connection with such an Action; or

          (D) as to which the Board of Directors determines it be appropriate.

         (2) indemnify a Director or Officer against judgments, fines or penalties incurred in a Derivative Action if the Director or Officer is finally adjudged liable to the Corporation by a court (unless the court before which such Derivative Action was brought determines that the Director or Officer is fairly and reasonably entitled to indemnity for any or all of such judgments, fines or penalties); or

         (3) indemnify a Director or Officer under this Article 6 for any amounts paid in settlement of any Action effected without the Corporation’s written consent.

        (d) The Corporation shall not settle any Action in any manner that would impose any Liabilities or other type of limitation on the Director or Officer without the Director or Officer’s written consent. Neither the Corporation nor the Director or Officer shall unreasonably withhold their consent to any such proposed settlement.

        6.2 Advance Payment of Expenses. The Corporation shall from time to time, or at any time, pay to or reimburse a Director or Officer, or such other person or entity as the Director or Officer may designate in writing to the Corporation, Expenses incurred by or on behalf of such Director or Officer in connection with any Action in advance of the final disposition or conclusion of any such Action within 10 days after the receipt of the Director or Officer’s written request therefor; provided, that the Director or Officer furnishes to the Corporation an executed written certificate affirming his or her good faith belief that he or she has not engaged in misconduct that constitutes a Breach of Duty and agrees in writing to repay any advances made under this Section 6.2 if it is ultimately determined that he or she is not entitled to be indemnified by the Corporation for such Expenses pursuant to this Article 6.

        6.3 Determination of Right to Indemnification.

        (a) Except as otherwise set forth in this Section 6.3 or in Section 6.l(c), any indemnification to be provided to a Director or Officer by the Corporation under Section 6.l(b) upon the final disposition or conclusion of any Action, unless otherwise ordered by a court, shall be paid or reimbursed by the Corporation to the Director or Officer, or such other person or entity as the Director or Officer may designate in writing to the Corporation, within 60 days after the receipt of the Director or Officer’s written request therefor. Such request shall include an accounting of all Liabilities for which indemnification is being sought. No further corporate authorization for such payment shall be required other than this Section 6.3(a).

        (b) Notwithstanding the foregoing, the payment of such requested indemnifiable Liabilities pursuant to Section 6.l(b) may be denied by the Corporation if:

         (1) a Disinterested Quorum, by a majority vote thereof, affirmatively determines that the Director or Officer has engaged in misconduct that constitutes a Breach of Duty; or

         (2) a Disinterested Quorum cannot be obtained.

        (c) In either event of nonpayment pursuant to Section 6.3(b), the Board shall immediately authorize and direct, by resolution, that an independent determination be made as to whether the Director or Officer has engaged in misconduct that constitutes a Breach of Duty and, therefore, whether indemnification of the Director or Officer is proper pursuant to this Article 6. If the Board of Directors does not authorize an Authority to determine the Director’s or Officer’s right to indemnification hereunder within such 60-day period and/or if indemnification of the requested amount of Liabilities is paid by the Corporation, then it shall be conclusively presumed for all purposes that a Disinterested Quorum has affirmatively determined that the Director or Officer did not engage in misconduct constituting a Breach of Duty and, if not so paid, indemnification by the Corporation of the requested amount of Liabilities shall be paid to the Director or Officer immediately.

        (d) Such independent determination shall be made, at the option of the Director or Officer seeking indemnification, by: (1) a panel of three arbitrators (selected as set forth below in Section 6.3(f) from the panels of arbitrators of the American Arbitration Association) in Baltimore, Maryland, in accordance with the Commercial Arbitration Rules then prevailing of the American Arbitration Association; (2) an independent legal counsel mutually selected by the Director or Officer seeking indemnification and a Disinterested Quorum (or by the Board of Directors if a Disinterested Quorum cannot be obtained) by a majority vote thereof; or (3) a court in accordance with Section 6.4.

        (e) In any such determination there shall exist a rebuttable presumption that the Director or Officer has not engaged in misconduct that constitutes a Breach of Duty and is, therefore, entitled to indemnification hereunder. The burden of rebutting such presumption by clear and convincing evidence shall be on the Corporation or on such other party challenging the payment of such indemnification.

        (f) If a panel of arbitrators is to be employed hereunder, one of such arbitrators shall be selected by a Disinterested Quorum (or by the Board of Directors if a Disinterested Quorum is not obtainable) by a majority vote thereof, the second by the Director or Officer seeking indemnification and the third by the two previously selected arbitrators.

        (g) To the extent practicable, the Authority shall make its independent determination hereunder within 60 days of being selected and shall simultaneously submit a written opinion of its conclusions to both the Corporation and the Director or Officer.

        (h) If the Authority determines that a Director or Officer is entitled to be indemnified for any Liabilities pursuant to this Article 6, the Corporation shall pay such Liabilities to the Director or Officer, including interest on such amounts as provided in Section 6.6(c), or to such other person or entity as the Director or Officer may designate in writing to the Corporation, within 10 days of receipt of such opinion.

        (i) The Expenses associated with the indemnification process set forth in this Section 6.3, including, without limitation, the Expenses of the Authority selected hereunder, shall be paid by the Corporation.

        6.4 Court-Ordered Indemnification and Advance Payment of Expenses.

        (a) A Director or Officer may, either before or within two years after a determination, if any, has been made by the Authority, petition the Delaware Court of Chancery or any other court of competent jurisdiction to independently determine whether or not he or she has engaged in misconduct that constitutes a Breach of Duty and is, therefore, entitled to indemnification under the provisions of this Article 6. Such court shall thereupon have the exclusive authority to make such determination unless and until such court dismisses or otherwise terminates such proceeding without having made such determination. A Director or Officer may petition a court under this Section 6.4 either to seek an initial determination as authorized by Section 6.3(d) or to seek review of a previous determination by the Authority.

        (b) The court shall make its independent determination irrespective of any prior determination made by the Authority; provided, however, that there shall exist a rebuttable presumption that the Director or Officer has not engaged in misconduct that constitutes a Breach of Duty and is, therefore, entitled to indemnification hereunder. The burden of rebutting such presumption by clear and convincing evidence shall be on the Corporation or such other party challenging the payment of indemnification.

        (c) In the event the court affirmatively determines that a Director or Officer has engaged in misconduct that constitutes a Breach of Duty, it may nonetheless order indemnification to be paid by the Corporation if it determines that the Director or Officer is otherwise fairly and reasonably entitled to such indemnification in view of all of the circumstances of such Action.

        (d) In the event the Corporation does not: (1) advance Expenses to the Director or Officer within 10 days of such Director or Officer’s compliance with Section 6.2; or (2) indemnify a Director or Officer with respect to requested Liabilities under Section 6.l(a) within 10 days of such Director or Officer’s written request therefor, the Director or Officer may petition the Delaware Court of Chancery or any other court of competent jurisdiction to order the Corporation to pay such Expenses or Liabilities immediately. Such court, after giving any notice it considers necessary, shall order the Corporation to immediately pay such Expenses or Liabilities if it determines that the Director or Officer has complied with the applicable provisions of Section 6.2 or Section 6.1(a), as the case may be.

        (e) If the court determines pursuant to this Section 6.4 that the Director or Officer is entitled to be indemnified for any Liabilities, or to the advance of Expenses, unless otherwise ordered by such court, the Corporation shall pay such Liabilities or Expenses to the Director or Officer, including interest thereon as provided in Section 6.6(c), or to such other person or entity as the Director or Officer may designate in writing to the Corporation, within 10 days of the rendering of such determination.

        (f) The Director or Officer shall pay all Expenses incurred by such Director or Officer in connection with the judicial determination provided in this Section 6.4, unless it shall ultimately be determined by the court that he or she is entitled, in whole or in part, to be indemnified by, or to receive an advance from, the Corporation as authorized by this Article 6. All Expenses incurred by a Director or Officer in connection with any subsequent appeal of the judicial determination provided for in this Section 6.4 shall be paid by the Director or Officer regardless of the disposition of such appeal.

        6.5 Termination of An Action is Non-conclusive. The adverse termination of any Action against a Director or Officer by judgment, order, settlement, conviction, or upon a plea of no contest or its equivalent, shall not, of itself, create a presumption that the Director or Officer has engaged in misconduct that constitutes a Breach of Duty.

        6.6 Partial Indemnification; Reasonableness; Interest.

        (a) If it is determined by the Authority, or by a court, that a Director or Officer is entitled to indemnification against Liabilities incurred as to some claims, issues or matters, but not as to other claims, issues or matters, involved in any Action, the Authority, or the court, shall authorize the proration and payment by the Corporation of such Liabilities with respect to which indemnification is sought by the Director or Officer, among such claims, issues or matters as the Authority, or the court, shall deem appropriate in light of all of the circumstances of such Action.

        (b) If it is determined by the Authority, or by a court, that certain Expenses incurred by or on behalf of a Director or Officer are for whatever reason unreasonable in amount, the Authority, or the court, shall nonetheless authorize indemnification to be paid by the Corporation to the Director or Officer for such Expenses as the Authority, or the court, shall deem reasonable in light of all of the circumstances of such Action.

        (c) Interest shall be paid by the Corporation to a Director or Officer at a reasonable interest rate as determined by the Authority, or by a court, for amounts for which the Corporation indemnifies or advances to the Director or Officer.

        6.7 Insurance; Subrogation.

        (a) The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director or Officer of the Corporation, and/or is or was serving as a Director or Officer of an Affiliate, against Liabilities asserted against him or her and/or incurred by or on behalf of him or her in any such capacity, or arising out of his or her status as such a Director or Officer, whether or not the Corporation would have the power to indemnify him or her against such Liabilities under this Article 6 or under the Statute. Except as expressly provided herein, the purchase and maintenance of such insurance shall not in any way limit or affect the rights and obligations of the Corporation and/or any Director or Officer under this Article 6. Such insurance may, but need not, be for the benefit of all Director or Officers of the Corporation and those serving as a Director or Officer of an Affiliate.

        (b) In the event any Director or Officer shall receive payment from any insurance carrier and/or from the plaintiff in any Action against the Director or Officer in respect of indemnified amounts after payments on account of all or part of such indemnified amounts have been made by the Corporation pursuant to this Article 6, the Director or Officer shall promptly reimburse the Corporation for the amount of any such duplicate payment; provided, however, that such portions, if any, of such insurance proceeds that are required to be reimbursed to the insurance carrier under the terms of its insurance policy, such as co-insurance, retention or deductible amounts, shall not be deemed to be duplicate payments to the Director or Officer hereunder.

        (c) In addition, upon payment of indemnified amounts under this Article 6, the Corporation shall be subrogated to the Director’s or Officer’s rights against any insurance carrier in respect of such indemnified amounts and the Director or Officer shall execute and deliver any and all instruments and/or documents and perform any and all other acts or deeds that the Corporation deems necessary or advisable to secure such rights. The Director or Officer shall do nothing to prejudice such rights of recovery or subrogation.

        6.8 Witness Liabilities. The Corporation shall advance or reimburse any and all Liabilities incurred by or on behalf of a Director or Officer in connection with his or her appearance as a witness in any Action at a time when he or she has not been formally named a defendant or respondent to such an Action, within 10 days after the receipt of a Director or Officer’s written request therefor.

        6.9 Contribution.

        (a) Subject to the limitations of this Section 6.9, in the event the indemnification rights provided for in Section 6.1 are unavailable to any Director or Officer for any reason whatsoever, the Corporation, in lieu of indemnifying the Directors or Officers, shall contribute to the amount incurred by or on behalf of the Director or Officer, whether for Liabilities and/or for reasonable Expenses in connection with any Action, in such proportion as is deemed fair and reasonable by the Authority, or by a court, in light of all of the circumstances of such Action to reflect:

         (1) the relative benefits received by the Corporation and such Director or Officer as a result of the event(s) and/or transaction(s) giving cause to such Action; and/or

         (2) the relative fault of the Corporation (including its other Directors, Officers, employees and/or agents) and such Director or Officer in connection with such event(s) and/or transaction(s).

        (b) The relative fault of the Corporation (including its other Directors, Officers, employees and/or agents), on the one hand, and of such Director or Officer, on the other hand, shall be determined by reference to, among other things, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such Liabilities and/or Expenses. The Corporation agrees that it would not be just and equitable if contribution pursuant to this Section 6.9 were determined by pro rata allocation or any other method of allocation that does not take into account the foregoing equitable considerations.

        (c) Directors or Officers shall not be entitled to contribution from the Corporation under this Section 6.9 in the event it is affirmatively determined by the Authority, or by a court, that the Director or Officer engaged in misconduct that constitutes a Breach of Duty, unless a court otherwise determines.

        (d) The Corporation’s payment of, and the Director’s or Officer’s right to, contribution under this Section 6.9 shall be made and determined in accordance with, pursuant to and in the same manner as, the provisions in Sections 6.3 and/or Section 6.4 relating to the Corporation’s payment of, and the Director’s or Officer’s right to, indemnification under this Article 6.

        6.10 Indemnification of Employees. To the extent determined appropriate by the Board of Directors, the Corporation may indemnify and hold harmless any person who is or was a party, or is threatened to be made a party to any Action by reason of his or her status as, or the fact that he or she is or was an employee or authorized agent or representative of the Corporation and/or an Affiliate as to Liabilities incurred in connection with an Action arising out of acts performed in the course and within the scope of such employee’s, agent’s or representative’s duties to the Corporation and/or an Affiliate, in accordance with and to the fullest extent permitted by the Statute.

        6.11 Severability. If any provision of this Article 6 shall be deemed invalid or inoperative, or if a court of competent jurisdiction determines that any of the provisions of this Article 6 contravene public policy, this Article 6 shall be construed so that the remaining provisions shall not be affected, but shall remain in full force and effect, and any such provisions that are invalid or inoperative or that contravene public policy shall be deemed, without further Action or deed by or on behalf of the Corporation, to be modified, amended and/or limited, but only to the extent necessary to render the same valid and enforceable, and the Corporation shall indemnify and hold harmless a Director or Officer against Liabilities incurred with respect to any Action to the fullest extent permitted by any applicable provision of this Article 6 that shall not have been invalidated and to the fullest extent otherwise permitted by the Statute; it being understood that the intention of the Corporation is to provide the Director or Officers with the maximum protection against personal liability available under the Statute.

        6.12 Non-exclusivity of Article 6. The right to indemnification against Liabilities and advancement of Expenses provided to a Director or Officer by this Article 6 shall not be deemed exclusive of any other rights to indemnification against Liabilities and advancement of Expenses that any Director or Officer or other employee or agent of the Corporation and/or of an Affiliate may be entitled under any Certificate of Incorporation and/or Bylaw provision, written agreement, resolution, vote of stockholders or disinterested Directors of the Corporation or otherwise, including, without limitation, under the Statute, both as to acts in his or her official capacity as such Director or Officer or other employee or agent of the Corporation and/or of an Affiliate or as to acts in any other capacity while holding such office or position, whether or not the Corporation would have the power to indemnify against Liabilities or advance Expenses to the Director or Officer under this Article 6 or under the Statute; provided that it is not determined that the Director or Officer or other employee or agent has engaged in misconduct that constitutes a Breach of Duty.

        6.13 Notice to the Corporation; Defense of Actions.

        (a) A Director or Officer shall promptly notify the Corporation in writing upon being served with or having actual knowledge of any citation, summons, complaint, indictment or any other similar document relating to any Action that may result in a claim of indemnification against Liabilities or advancement of Expenses hereunder, but the omission so to notify the Corporation will not relieve the Corporation from any liability or obligation which it may have to the Director or Officer under this Article 6 or otherwise, unless and only to the extent the Corporation shall have been irreparably prejudiced by such omission.

        (b) With respect to any such Action as to which a Director or Officer notifies the Corporation of the commencement thereof:

         (1) The Corporation shall be entitled to participate therein at its own expense; and

         (2) Except as otherwise provided below, to the extent that it may wish, the Corporation (or any other indemnifying party, including any insurance carrier, similarly notified by the Corporation or the Director or Office) shall be entitled to assume the defense thereof, with counsel selected by the Corporation (or such other indemnifying party) and reasonably satisfactory to the Director or Officer.

        (c) After notice from the Corporation (or such other indemnifying party) to the Director or Officer of its election to assume the defense of an Action, the Corporation shall not be liable to the Director or Officer under this Article 6 for any Expenses subsequently incurred by the Director or Officer in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. The Director or Officer shall have the right to employ his or her own counsel in such Action but the Expenses of such counsel incurred after notice from the Corporation (or such other indemnifying party) of its assumption of the defense thereof shall be at the expense of the Director or Officer unless: (1) the employment of counsel by the Director or Officer has been authorized by the Corporation (or such other indemnifying party); (2) the Director or Officer shall have reasonably concluded that there may be a conflict of interest between the Corporation (or such other indemnifying party) and the Director or Officer in the conduct of the defense of such Action; or (3) the Corporation (or such other indemnifying party) shall not in fact have employed counsel to assume the defense of such Action, in each of which cases the Expenses of counsel shall be at the expense of the Corporation. The Corporation shall not be entitled to assume the defense of any Derivative Action or any Action as to which the Director or Officer shall have made the conclusion provided for in clause (2) above.

        6.14 Continuity of Rights and Obligations. The terms and provisions of this Article 6 shall continue as to a Director or Officer subsequent to his or her Termination Date and such terms and provisions shall inure to the benefit of the heirs, estate, executors and administrators of such Director or Officer and the successors and assigns of the Corporation, including, without limitation, any successor to the Corporation by way of merger, consolidation and/or sale or disposition of all or substantially all of the assets or capital stock of the Corporation. Except as provided herein, all rights and obligations of the Corporation and the Directors and Officers hereunder shall continue in full force and effect despite the subsequent amendment or modification of the Corporation’s Certificate of Incorporation and/or Bylaws, as they are in effect on the date hereof, and such rights and obligations shall not be adversely affected by any such amendment or modification, any resolution of directors or stockholders of the Corporation, or any other corporate action that conflicts with or purports to amend, modify, limit or eliminate any of the rights or obligations of the Corporation and/or of the Directors and Officers hereunder. Without limitation, any amendment, modification, limitation or elimination of the provisions of this Article 6 shall not adversely affect any right or protection hereunder of any director or executive officer in respect of any proceeding (regardless of when such proceeding is first threatened, commenced, or completed) arising out of, or related to, any act or omission occurring prior to the time of such amendment, modification, limitation or elimination.

        6.15 Certain Definitions. The following terms as used in this Article 6 shall be defined as follows:

        (a) “Action(s)” shall include, without limitation, any threatened, pending or completed action, claim, litigation, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, whether predicated on foreign, Federal, state or local law, whether brought under and/or predicated upon the Securities Act of 1933, as amended, and/or the Exchange Act, and/or their respective state counterparts and/or any rule or regulation promulgated thereunder, whether a Derivative Action and/or whether formal or informal.

        (b) “Affiliate” shall include, without limitation, any corporation, partnership, joint venture, employee benefit plan, trust, or other similar enterprise that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Corporation.

        (c) “Authority” shall mean the panel of arbitrators or independent legal counsel selected under Section 6.3.

        (d) “Breach of Duty” shall mean the Director or Officer breached or failed to perform his or her duties to the Corporation or an Affiliate, as the case may be, and the Director or Officer’s breach of or failure to perform those duties constituted:

         (1) a breach of his or her “duty of loyalty” (as further defined herein) to the Corporation or its stockholders;

         (2) acts or omissions not in “good faith” (as further defined herein) or that involve intentional misconduct or a knowing violation of the law;

         (3) a violation of Section 174 of the DGCL; or

         (4) a transaction from which the Director or Officer derived a material improper direct personal financial profit (unless such profit is determined to be immaterial in light of all the circumstances).

        In determining whether a Director or Officer has acted or omitted to act otherwise than in “good faith,” as such term is used herein, the Authority, or the court, shall determine solely whether such Director or Officer: (i) in the case of conduct in his or her “official capacity” (as further defined herein) with the Corporation, subjectively believed in the exercise of his or her business judgment, that his or her conduct was in the best interests of the Corporation; and (ii) in all other cases, subjectively believed that his or her conduct was at least not opposed to the best interests of the Corporation. For this purpose, it shall not be deemed to be an act or omission to act that is not in good faith if any Director takes any action, or inaction, in his or her official capacity, that may be, or is, deemed to be in the best interests of his or her employer. Notwithstanding any other provision of this Article 6, a Director or Officer’s conduct with respect to an employee benefit plan or trust sponsored by or otherwise associated with the Corporation and/or an Affiliate for a purpose he or she reasonably believes to be in the interests of the participants in and beneficiaries of such plan is conduct that does not constitute a breach or failure to perform his or her duties to the Corporation or an Affiliate, as the case may be.

        (e) “Derivative Action” shall mean any Action brought by or in the right of the Corporation and/or an Affiliate.

        (f) “Director” shall mean any individual who is, was, or has agreed to become: (1) a director of the Corporation; or (2) a member of a committee of the Board of Directors.

        (g) “Disinterested Quorum” shall mean a quorum of the Board of Directors who are not parties in interest to the subject Action or any related Action.

        (h) “duty of loyalty” shall mean a breach of fiduciary duty by a Director or Officer that constitutes a willful failure to deal fairly with the Corporation or its stockholders in connection with a transaction in which the Director or Officer has a material undisclosed direct personal conflict of interest. For this purpose, it shall not be deemed a breach of any Director’s duty of loyalty by reason of such Director taking action, or inaction, as a Director that may be deemed to be in the best interests of his or her employer.

        (i) “Expenses” shall include, without limitation, any and all reasonable expenses, fees, costs, charges, attorneys’ fees and disbursements, other out-of-pocket costs, reasonable compensation for time spent by the Director or Officer in connection with the Action for which he or she is not otherwise compensated by the Corporation, any Affiliate, any third party or other entity and any and all other reasonable direct and indirect costs of any type or nature whatsoever.

        (j) “Liabilities” shall include, without limitation, judgments, amounts incurred in settlement, fines, penalties and, with respect to any employee benefit plan, any excise tax or penalty incurred in connection therewith, all Expenses and any and all other liabilities of every type or nature whatsoever incurred in connection with the subject Action.

        (k) “Officer” shall mean any individual who is, was or has agreed to become an officer of the Corporation and/or an Affiliate.

        (l) “official capacity” shall mean the office of Director or Officer in the Corporation, membership on any committee of the Board of Directors, any other offices in the Corporation held by a Director or Officer and any other employment or agency relationship between the Director or Officer and the Corporation and “official capacity,” as such term is used herein, shall not include service for any Affiliate or other foreign or domestic corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise.

        (m) “Statute” shall mean DGCL Section 145 (or any successor provisions), as the same shall then be in effect, including any amendments thereto, but, in the case of such an amendment, only to the extent such amendment permits or requires the Corporation to provide broader rights to indemnification than the statute permitted or required the Corporation to provide prior to such amendment.

        (n) “Termination Date” shall mean the date a Director or Officer ceases, for whatever reason, to serve in an official capacity with the Corporation and/or any Affiliate.

Article 7

Miscellaneous

        7.1 Execution of Corporate Contracts and Instruments. Subject to such limitations, restrictions, or prohibitions as the Board of Directors or any officer may impose, the officers of the Corporation shall have power or authority to bind the Corporation by any contract or engagement and to pledge its credit or to render it liable for any purpose or for any amount.

        7.2 Fiscal Year. The fiscal year of the Corporation shall be the calendar year, unless otherwise determined by resolution of the Board of Directors.

        7.3 Seal. The corporate seal shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.

        7.4 Notices.

        (a) Notice to Directors. Whenever under applicable law, the Certificate of Incorporation, or these Bylaws notice is required to be given to any director, such notice shall be given: (1) in writing and sent by mail, or by a nationally recognized delivery service; (2) by means of facsimile telecommunication or other form of electronic transmission; or (3) by oral notice given personally or by telephone. A notice to a director will be deemed given as follows: (4) if given by hand delivery, orally, or by telephone, when actually received by the director; (5) if sent through the United States mail, when deposited in the United States mail, with postage and fees thereon prepaid, addressed to the director at the director’s address appearing on the records of the Corporation; (6) if sent for next day delivery by a nationally recognized overnight delivery service, when deposited with such service, with fees thereon prepaid, addressed to the director at the director’s address appearing on the records of the Corporation; (7) if sent by facsimile telecommunication, when sent to the facsimile transmission number for such director appearing on the records of the Corporation; (8) if sent by electronic mail, when sent to the electronic mail address for such director appearing on the records of the Corporation; or (9) if sent by any other form of electronic transmission, when sent to the address, location or number (as applicable) for such director appearing on the records of the Corporation.

        (b) Notice to Stockholders. Whenever under applicable law , the Certificate of Incorporation, or these Bylaws notice is required to be given to any stockholder, such notice may be given: (1) in writing and sent either by hand delivery, through the United States mail, or by a nationally recognized overnight delivery service for next day delivery; or (2) by means of a form of electronic transmission consented to by the stockholder, to the extent permitted by, and subject to the conditions set forth in, Section 232 of the DGCL. A notice to a stockholder shall be deemed given as follows: (3) if given by hand delivery, when actually received by the stockholder; (4) if sent through the United States mail, when deposited in the United States mail, with postage and fees thereon prepaid, addressed to the stockholder at the stockholder’s address appearing on the stock ledger of the Corporation; (5) if sent for next day delivery by a nationally recognized overnight delivery service, when deposited with such service, with fees thereon prepaid, addressed to the stockholder at the stockholder’s address appearing on the stock ledger of the Corporation; and (6) if given by a form of electronic transmission consented to by the stockholder to whom the notice is given and otherwise meeting the requirements set forth above: (A) if by facsimile transmission, when directed to a number at which the stockholder has consented to receive notice; (B) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (C) if by a posting on an electronic network together with separate notice to the stockholder of such specified posting, upon the later of: (i) such posting; and (ii) the giving of such separate notice; and (D) if by any other form of electronic transmission, when directed to the stockholder. A stockholder may revoke such stockholder’s consent to receiving notice by means of electronic communication by giving written notice of such revocation to the Corporation. Any such consent shall be deemed revoked if: (7) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent; and (8) such inability becomes know n to the Secretary or an Assistant Secretary or to the Corporation’s transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

        (c) Electronic Transmission. “Electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process, including but not limited to transmission by telex, facsimile telecommunication, electronic mail, telegram and cablegram.

        (d) Notice to Stockholders Sharing Same Address. Without limiting the manner by which notice otherwise may be given effectively by the Corporation to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation, or these Bylaw s shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. A stockholder may revoke such stockholder’s consent by delivering written notice of such revocation to the Corporation. Any stockholder who fails to object in writing to the Corporation within 60 days of having been given written notice by the Corporation of its intention to send such a single written notice shall be deemed to have consented to receiving such single written notice.

        (e) Exceptions to Notice Requirements. Whenever notice is required to be given, under the DGCL, the Certificate of Incorporation or these Bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting that shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the Corporation is such as to require the filing of a certificate with the Secretary of St ate of Delaware, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

        Whenever notice is required to be given by the Corporation, under any provision of the DGCL, the Certificate of Incorporation or these Bylaws, to any stockholder to whom: (1) notice of two consecutive annual meetings of stockholders and all notices of stockholders’ meetings or of the taking of action by written consent of stockholders without a meeting to such stockholder during the period between such two consecutive annual meetings; or (2) all, and at least two payments (if sent by first-class mail) of dividends or interest on securities during a 12-month period, have been mailed addressed to such stockholder at such stockholder’s address as shown on the records of the Corporation and have been returned undeliverable, the giving of such notice to such stockholder shall not be required. Any action or meeting that shall be taken or held without notice to such stockholder shall have the same force and effect as if such notice had been duly given. If any such stockholder shall deliver to the Corporation a written notice setting forth such stockholder’s then current address, the requirement that notice be given to such stockholder shall be reinstated. In the event that the action taken by the Corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to Section 230(b) of the DGCL. The exception in Section 7.4(e)(1) of the first sentence of this paragraph to the requirement that notice be given shall not be applicable to any notice returned as undeliverable if the notice was given by electronic transmission.

        7.5 Waiver of Notice of Meetings of Stockholders, Directors and Committees. Whenever any notice is required to be given under applicable law, the Certificate of Incorporation, or these Bylaws, a written waiver of such notice, signed before or after the date of such meeting by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled to said notice, shall be deemed equivalent to such required notice. All such waivers shall be kept with the books of the Corporation. Attendance at a meeting shall constitute a waiver of notice of such meeting, except where a person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.

        7.6 Interested Directors; Quorum. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof that authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose, if: (a) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of disinterested directors, even though the disinterested directors be less than a quorum; (b) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the stockholders. All directors, including interested directors, may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes the contract or transaction.

7.7 Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, hard drives or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

        7.8 Amendment of Bylaws.

        (a) These Bylaws may only be amended or repealed by the stockholders at an annual or special meeting of the stockholders, the notice for which designates that an amendment or repeal of one or more of such sections is to be considered, only by an affirmative vote of the stockholders holding a majority in interest of all shares entitled to vote upon such amendment or repeal, voting as a single class; provided, however, that Article 1, Section 2.2, Article 6 and Section 7.8 of these Bylaws may only be amended or repealed by the stockholders at an annual or special meeting of the stockholders, the notice for which designates that an amendment or repeal of one or more of such sections is to be considered, only by an affirmative vote of the stockholders holding a majority of the voting power of the stockholders entitled to vote at an election for directors of the Corporation, voting as a single class.

        (b) The Board of Directors shall have the power to amend or repeal these Bylaws of, or adopt new bylaw s for, the Corporation. Any such bylaws, or any alternation, amendment or repeal of these Bylaws, may be subsequently amended or repealed by the stockholders as provided in Section 7.8(a) of these Bylaws.